Exhibit 99. (i) (15)

Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 Tel: +1 212 698 3500 Fax: +1 212 698 3599

April 7, 2023

Lazard Retirement Series, Inc.

30 Rockefeller Plaza

New York, New York 10112

Re:	Post-Effective Amendment to Registration Statement on Form N-1A File Nos. 333-22309 and 811-08071

Dear Ladies and Gentlemen:

We have acted as counsel for Lazard Retirement Series, Inc. (the “Company”), a Maryland corporation, in connection with the filing of Post-Effective Amendment No. 91 to the Company’s registration statement on Form N-1A under the Securities Act of 1933, as amended, (the “1933 Act”) and Amendment No. 91 under the Investment Company Act of 1940, as amended, (the “Registration Statement”) relating to the issuance and sale by the Company of an indefinite number of shares of common stock, par value $0.001 per share, of the Company, classified and designated as Service Shares and Investor Shares of Lazard Retirement US Convertibles Portfolio (the “Portfolio”).

This opinion is limited to the laws of the State of Maryland, and, in particular, the Maryland General Corporation Law, and we express no opinion with respect to the laws of any other jurisdiction. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Maryland.

In connection with the opinions set forth herein, we have examined originals or copies of the following Company documents: the Company’s Articles of Restatement, including any Articles of Amendment, as filed with the State Department of Assessments and Taxation (the “SDAT”); the Company’s Amended and Restated Bylaws; and such other Company records, certificates, resolutions and documents that we have deemed relevant in order to render the opinion expressed herein, including resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement with the Securities and Exchange Commission. In addition, we have reviewed and relied upon a Certificate of Status, dated as of a recent date, issued by SDAT verifying that the Company is in good standing (the “Certificate of Good Standing”).

Lazard Retirement Series, Inc. April 7, 2023 Page 2

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided to us have been duly adopted by the Company’s Board of Directors; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Company on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Directors, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

Based upon the foregoing, we are of the opinion that, assuming that the Company or its agent receives consideration for the shares of the Portfolio in accordance with the terms of the prospectus forming a part of the Company’s Post-Effective Amendment No. 91 to its Registration Statement, the shares of the Portfolio, when sold, will be legally issued, fully paid and non-assessable by the Company.

In rendering this opinion, insofar as it relates to the valid existence of the Company, we have relied solely on the Certificate of Good Standing, and such opinion is limited accordingly and is rendered as of the date of such Certificate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP